CSW International, Inc.
                         Investments in Project Parents
                      For the Quarter Ended March 31, 1998
                                   (thousands)

                                     Project                 Wholly Owned
       Facility                      Parent                  Subsidiary Of                 Description          Investment
--------------------------------------------------------------------------------------------------------------------------

Excluded Under Rule 104       CSW International, Inc.  Central and South West Corp.   Acquisition of Stock         3,567

Empresa de Electricidade
  Vale de Paranapanema S.A.   CSW Vale, LLC            CSW International, Inc.        Investment / Development        22
                                                         (Cayman)                       Costs

Enertek, S.A. de C.V.         CSW International, Inc.  Central and South West Corp.   Construction Loan/          $4,299 **
                                                                                        Development Costs

** This amount represents additional investment for the quarter and excludes a net loan repayment of $31,908,073.
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